SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2002

Response Oncology, Inc.

(Exact name of registrant as specified in its charter)

State of Tennessee	0-15416	62-1212264

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1805 Moriah Woods Blvd. Memphis, Tennessee	38117

(Address of Principal Executive Offices)	(Zip Code)

(901) 761-7000

(Registrant’s telephone number,
including area code)

Item 3. Bankruptcy or Receivership; Approval of Bidding Procedures.

On March 29, 2001, Response Oncology, Inc. (the “Company” or the “Debtors”) and its wholly owned subsidiaries (Response Oncology Management of South Florida, Inc., Response Oncology of Fort Lauderdale, Inc. and Response Oncology of Tamarac, Inc.) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Tennessee. The case number is 01-24607-DSK.

On January 23, 2002, the Company filed a Motion for Orders (a) Establishing Bidding Procedures and Bidding Protections in Connection with the Sale of Substantially All Remaining Operating Assets of the Debtors; (b) Establishing Procedures with Respect to the Assumption and Assignment of Related Executory Contracts and Unexpired Leases, Including Fixing of Cure Obligations and Adequate Assurance of Future Performance; (c) Approving the Form and Manner of Notice of Sale and Related Relief; and (d) Other Related Relief. After appropriate notice and hearing, the Motion was granted on February 12, 2002.

A copy of the Order relating to the bidding procedures and other related items is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein in its entirety by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.2     Order (a) Establishing Bidding Procedures and Bidding Protections in Connection with the Sale of Substantially All Remaining Operating Assets of the Debtors; (b) Establishing Procedures with Respect to the Assumption and Assignment of Related Executory Contracts and Unexpired Leases, Including Fixing of Cure Obligations and Adequate Assurance of Future Performance; (c) Approving the Form and Manner of Notice of Sale and Related Relief; and (d) Other Related Relief Dated February 12, 2002

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Response Oncology, Inc.

Date:	February 14, 2002	By: /s/ Peter A. Stark

Peter A. Stark, Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.2	Order (a) Establishing Bidding Procedures and Bidding Protections in Connection with the Sale of Substantially All Remaining Operating Assets of the Debtors; (b) Establishing Procedures with Respect to the Assumption and Assignment of Related Executory Contracts and Unexpired Leases, Including Fixing of Cure Obligations and Adequate Assurance of Future Performance; (c) Approving the Form and Manner of Notice of Sale and Related Relief; and (d) Other Related Relief Dated February 12, 2002